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                                                              EXHIBIT 01.10-23-1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in Registration Statement No. 333-55727 of Black Hawk gaming & Development Company, Inc. on Form S-3 and in Registration Statement No. 333-90067 of Black Hawk Gaming & Development Company, Inc. on Form S-8 of our report dated March 27, 2001 appearing in this Annual Report on Form 10-K of Black Hawk Gaming & Development Company, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
March 27, 2001